150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160152823-10
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/04/2016 10:00 AM
	Entity Number E0051992012-6

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Ekso Bionics Holdings, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series A Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Section 1 of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock is amended as set forth on Exhibit A attached hereto.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit A

Section 1 is amended as follows:

(1) The definition of "Adjustment Right" is hereby deleted in its entirety.

(2) Clause (a) of the definition of "Exempt Issuance" is hereby deleted in its entirety and the following inserted in lieu thereof:

> "(a) shares of Common Stock or options to employees, officers, directors, consultants or advisors of the Corporation pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, for services rendered to the Corporation (provided, that (i) any options issued to any consultant or advisor pursuant hereto shall have an exercise price at least equal to the then applicable Conversion Price (such options, "Qualified Advisor Options"), and (ii) a maximum of 100,000 shares of Common Stock (excluding Qualified Advisor Options or shares issued upon exercise thereof) in the aggregate in any rolling 12 month period may be granted to all consultants and advisors pursuant to this provision)".